EXHIBIT 99.2

Form of Notice of Withdrawal

REGIONS FINANCIAL CORPORATION

Offer to Exchange

Up to 110,000,000 Shares of Common Stock

For Outstanding

6.625% Trust Preferred Securities issued by Regions Financing Trust II (CUSIP No. – 7591EL AA7)

(the “Securities”)

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON JUNE 17, 2009 UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED.

The undersigned acknowledges receipt of the prospectus dated May 22, 2009 (the “Prospectus”) of Regions Financial Corporation (the “Company”), a Delaware corporation, for the offer to exchange up to 110,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for outstanding 6.625% Trust Preferred Securities issued by Regions Financing Trust II that are validly tendered and not properly withdrawn under the terms and conditions set forth in the Prospectus. All withdrawals of Securities previously tendered in the Exchange Offer (as defined in the Prospectus) must comply with the procedures described in the Prospectus under “The Exchange Offer—Withdrawal of Tenders.”

The undersigned has identified in the table below the Securities that it is withdrawing from the Exchange Offer:

Description of Securities Withdrawn

Number of Securities to be withdrawn:

Date(s) such Securities were tendered:

TOTAL LIQUIDATION AMOUNT OF SECURITIES WITHDRAWN:

*If any Securities were tendered through The Depository Trust Company (DTC), please provide the DTC Participant Number. This form should only be used for withdrawals of Securities delivered through DTC if the undersigned needs to withdraw Securities on the final day of the exchange offer and withdrawal through DTC is no longer available. Otherwise, the DTC form of withdrawal should be used for such Securities.

You may transmit this Notice of Withdrawal to the Exchange Agent, Global Bondholder Services Corporation, at the address listed on the back of the Prospectus.

This notice of withdrawal must be signed below by the registered holder(s) of the Securities tendered as its or their names appear on the certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with the letter of transmittal used to tender such Securities. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Name(s):	xxxxx

Account Number(s):	xxxxx

Signature(s):	xxxxx

Capacity (full title):	XXXXX

Address (including Zip Code):	XXXXX

Area Code and Telephone Number:	XXXXX

Tax Identification or Social Security No.:	XXXXX

Dated:	XXXXX	, 2009

DTC Participant Number (applicable for Securities tendered through DTC only)	XXXXX

The Company will determine all questions as to the validity, form and eligibility (including time of receipt) of any notice of withdrawal in its sole discretion, and its determination shall be final and binding. None of the Company, the Dealer Manager, the Exchange Agent, the Information Agent (each as defined in the Prospectus) or any other person is under any duty to give notice of any defects or irregularities in any notice of withdrawal and none of them will incur any liability for failure to give any such notice.